AMENDMENT TO CUSTODIAN AGREEMENT

AMENDMENT (the “Amendment”), effective as of July 31, 2023, by and among WILLIAM BLAIR FUNDS, a Delaware statutory trust (the “Fund”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street” or the “Custodian”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Custodian Agreement (as defined below).

WHEREAS, the Fund and Investors Bank & Trust Company (“IBT”) entered into a Custodian Agreement dated October 1, 1999, as amended, modified and supplemented from time to time (the “Custodian Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Custodian under the Custodian Agreement; and

WHEREAS, the Fund and State Street desire to amend the Custodian Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)	Section 16.1 of the Custodian Agreement is hereby amended by deleting such Section 16.1 in its entirety and by inserting in lieu thereof, the following:

“This Agreement shall remain in effect until July 31, 2026 (the “Term”), unless earlier terminated as provided herein. After the expiration of the Term, this Agreement shall continue until terminated by either party upon one hundred-twenty (120) days prior written notice to the other party.

Either party may terminate this Agreement prior to the expiration of the Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within ninety (90) days of receipt of such notice.”

(b)	Section 18(a) of the Custodian Agreement is hereby amended by deleting such Section 18(a) in its entirety and by inserting in lieu thereof, the following:

“18. Notices. Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

(a)	To the Fund:

William Blair Investment Management, LLC

150 North Riverside Plaza

Chicago, IL 60606

Attention: John Raczek

(b)	To the Custodian:

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Scott F. Shirrell

with a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA 02111

Attention: Senior Vice President and Senior Managing Counsel

(e)	Appendix A of the Custodian Agreement is hereby amended by deleting such Appendix A in its entirety and by inserting in lieu thereof the attached Appendix A.

2.	Miscellaneous.

a)	Except as amended hereby, all provisions of the Custodian Agreement shall remain in full force and effect.

b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

WILLIAM BLAIR FUNDS

By:	/s/ John Raczek
Name:	John Raczek
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott F. Shirrell
Name:	Scott F. Shirrell
Title:	Managing Director

CUSTODIAN AGREEMENT

APPENDIX A

Updated as of July 31, 2023

William Blair Funds

•	William Blair China Growth Fund

•	William Blair Emerging Markets Debt Fund

•	William Blair Emerging Markets Growth Fund

•	William Blair Emerging Markets ex China Growth Fund

•	William Blair Emerging Markets Leaders Fund

•	William Blair Emerging Markets Small Cap Growth Fund

•	William Blair Growth Fund

•	William Blair Global Leaders Fund

•	William Blair Institutional International Growth Fund

•	William Blair International Growth Fund

•	William Blair International Leaders Fund

•	William Blair International Small Cap Growth Fund

•	William Blair Large Cap Growth Fund

•	William Blair Mid Cap Value Fund

•	William Blair Small Cap Growth Fund

•	William Blair Small Cap Value Fund

•	William Blair Small-Mid Cap Core Fund

•	William Blair Small-Mid Cap Growth Fund

•	William Blair Small-Mid Cap Value Fund